EXHIBIT 99.1

                          Leucadia National Corporation
                              315 Park Avenue South
                            New York, New York 10010



                                                            July 26, 2002

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Laura Ulbrandt (212) 460-1900



             LEUCADIA NATIONAL CORPORATION ANNOUNCES AGREEMENT WITH RESPECT TO WILLIAMS COMMUNICATIONS GROUP, INC. COMMON STOCK


NEW YORK, NEW YORK-- Leucadia National Corporation (NYSE and PCX: LUK) announced today that it has agreed to acquire approximately 45% of the common stock of Williams Communications Group, Inc. ("WCG") to be outstanding upon WCG's emergence from chapter 11 proceedings. These shares would be acquired pursuant to a claims purchase agreement with The Williams Companies, Inc. and an investment agreement with WCG, which filed for bankruptcy protection on April 22, 2002. Under the agreements, Leucadia's aggregate investment in the WCG stock will be $330 million. In conjunction with this investment, Leucadia will have the right to appoint two members of a newly constituted nine member Board of Directors of reorganized WCG.

Leucadia's investment will be part of a comprehensive restructuring of WCG. The restructuring will be implemented through a plan of reorganization under chapter 11 to be jointly sponsored by WCG, Leucadia and the WCG Official Committee of Unsecured Creditors.

The investment has been approved by the Boards of Directors of Leucadia, WCG and The Williams Companies, Inc. The investment by Leucadia is subject to bankruptcy court approval of the agreements, the plan and related disclosure statement and consummation of the restructuring plan, as well as normal closing conditions (including receipt of third party consents), other regulatory approvals, and negotiation of a WCG restructured credit agreement on terms acceptable to Leucadia. Under certain conditions, a non-debtor subsidiary of WCG and The


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Williams Companies, Inc. would each be obligated to pay Leucadia a termination fee of $5 million.

Upon receipt of the WCG common stock, Leucadia will enter into a shareholders agreement with WCG pursuant to which Leucadia will agree to certain restrictions on its ability to acquire, sell or vote the WCG shares.

The investment agreement and claims purchase agreement, as well as the other transaction documents are being filed as exhibits to a Form 8-K that will be filed by Leucadia with the Securities and Exchange Commission.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), winery operations, real estate activities, development of a copper mine (through its 72.8% interest in MK Gold Company) and property and casualty insurance and reinsurance. The Company also currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11.1%), GFSI Holdings, Inc. (6.8%), Jackson Products, Inc. (8.8%) and Jordan Industries, Inc. (10.1%).


This press release contains forward-looking statements such as estimates, predictions or forecasts. Leucadia assumes no obligation to update these statements to reflect actual results, changes in assumptions or other factors. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. The factors that could affect such statements are those that are included in Leucadia's filings with the Securities and Exchange Commission, as well as WCG's ability to consummate its chapter 11 plan, including reaching agreement as to a new credit agreement on terms satisfactory to Leucadia. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.









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